UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-184126	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 16, 2014, Industrial Property Trust Inc. (the “Company”) issued a press release announcing the acquisition of the Medley Distribution Center, as defined below. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information set forth in Exhibit 99.1 is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01.	Other Events.

Completed Real Property Acquisition

Medley Distribution Center

On May 9, 2014, the Company acquired a 100% fee interest in one industrial building located in the South Florida market, totaling approximately 41,000 square feet on 2.1 acres (the “Medley Distribution Center”). The building is 100% leased to one customer, as described below, with a remaining lease term of 3.0 years.

•	Quest Technology International, Inc., a broad-line interconnect products supplier, leases 100% of the building’s rentable area, or approximately 41,000 square feet, under a lease that expires in April 2017.

The total purchase price was approximately $4.1 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the purchase price capitalization rate is approximately 5.6%. The purchase price capitalization rate is based on the respective property’s projected cash net operating income from in-place leases for the 12 months after the date of purchase, including any contractual rent increases contained in such leases for those 12 months, divided by the purchase price for the property, exclusive of transfer taxes, due diligence expenses, and other closing costs, including acquisition costs and fees paid to Industrial Property Advisors LLC (the “Advisor”) and its affiliates (the “Purchase Price Capitalization Rate”). Pursuant to the terms of an advisory agreement dated as of July 16, 2013, by and among the Company, Industrial Property Operating Partnership LP, and the Advisor, as amended, the Company paid an acquisition fee to the Advisor of approximately $81,200, equal to 2.0% of the purchase price of this transaction. The Company funded the acquisition using proceeds from its public offering.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of the Company, dated May 16, 2014.

Forward Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the lease term and the Purchase Price Capitalization Rate) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the tenant’s ability to continue to comply with the terms of their lease, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended or supplemented by the Company’s other filings with the SEC. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

May 16, 2014	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release of the Company, dated May 16, 2014.